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                                                                    EXHIBIT 15.1

DELOITTE (R)

                                                        SAMSON BELAIR/DELOITTE &
                                                        TOUCHE S.E.N.C.R.L.
                                                        1 Place Ville Marie
                                                        Suite 3000
                                                        Montreal QC H3B 4T9
                                                        Canada

                                                        Tel: (514) 393-7115
                                                        Fax: (514) 390-4113
                                                        www.deloitte.ca

INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS' CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (registration Nos. 33-28296, 33-91824, 333-93063 and 333-6236)
pertaining to the Corporation's Employee Incentive Plan and Directors' Stock Option Plan of our report dated March 13, 2006, appearing in this Annual Report on Form 20-F of Campbell Resources Inc. for the year ended December 31, 2005. We also consent to incorporation by reference in the aforementioned registration Statements of our Comments by Independent Registered Chartered Accountants for U.S. Readers on Canada-U.S. Reporting Differences dated March 13, 2006.


/s/ Samson Belair/Deloitte & Touche s.e.n.c.r.l.
------------------------------------------------
Samson Belair/Deloitte & Touche s.e.n.c.r.l.
Independent Registered Chartered Accountants

Montreal, Canada
March 30, 2006